Exhibit 99.1

Fidelity National Financial, Inc. Reports Fourth Quarter 2011 EPS of $0.78

Jacksonville, Fla. - (February 8, 2012) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, and diversified services, today reported operating results for the three-month and twelve-month periods ended December 31, 2011.

•Pre-tax title margin, excluding realized gains and losses, of 11.7% versus 11.2% in the fourth quarter of 2010
•Commercial revenue of $103.8 million; 2% growth versus the strong fourth quarter of 2010; largest quarterly commercial revenue in company history
•January 2012 open orders per day increased to 10,200, nearly a 20% sequential increase over the fourth quarter 2011 per day average and the highest monthly level since November 2010
•The agency commission split was 76% / 24% in the fourth quarter versus 78% / 22% in the fourth quarter of 2010, an improvement of approximately 200 basis points
•Total title claims paid of $153 million, a decrease of 14% versus the fourth quarter of 2010
•$95 million after-tax gain from the sale of the flood insurance business; $0.43 contribution to diluted earnings per share in fourth quarter
•Signed definitive agreement to sell 85 percent of personal lines business to WT Holdings, Inc. for $119 million; $9 million net loss recorded on the expected sale, a ($0.04) impact on diluted earnings per share in the fourth quarter; closing is expected in the first half of 2012

Consolidated

	Three Months Ended	Three Months Ended
	December 31, 2011	December 31, 2010
Total revenue	$1.27 billion	$1.53 billion
Net earnings attributable to common shareholders	$172.7 million	$130.8 million
Net earnings per diluted share attributable to common shareholders	$0.78	$0.58
Cash flow from operations	$49.6 million	$113.3 million

	Twelve Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2010
Total revenue	$4.84 billion	$4.00 billion
Net earnings attributable to common shareholders	$369.5 million	$370.1 million
Net earnings per diluted share attributable to common shareholders	$1.66	$1.61
Cash flow from operations	$124.9 million	$182.5 million

The following are summary financial and operational results for the title insurance segment of FNF for the three-month and nine-month periods ended December 31, 2011 and 2010:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	December 31, 2011	December 31, 2010
Total revenue	$1.26 billion	$1.32 billion
Pre-tax earnings	$142.2 million	$139.5 million
Realized gains (losses)	$(6.5) million	$44.5 million
Pre-tax earnings (excluding realized gains (losses))	$148.7 million	$165.6 million
Pre-tax margin (excluding realized gains (losses))	11.7%	11.2%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2011	December 31, 2010
Total revenue	$4.79 billion	$5.23 billion
Pre-tax earnings	$530.3 million	$506.4 million
Realized gains (losses)	$7.0 million	$110.9 million
Pre-tax earnings (excluding realized gains (losses))	$523.3 million	$395.5 million
Pre-tax margin (excluding realized gains (losses))	10.9%	7.7%

Month	Direct Orders Opened	Direct Orders Closed
October 2011	190,700	136,300
November 2011	178,500	136,700
December 2011	172,800	138,400

Fourth Quarter 2011	542,000	411,400

Month	Direct Orders Opened	Direct Orders Closed
October 2010	236,700	151,800
November 2010	210,700	156,700
December 2010	163,900	163,400

Fourth Quarter 2010	611,300	471,900

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
Fourth Quarter 2011	17,400	12,500	$103.8	$8,300
Fourth Quarter 2010	18,900	12,600	$102.1	$8,100

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

“2011 was another successful year for our company,” said Chairman William P. Foley, II. “Despite a continued challenging environment for our title business, we were able to improve our title pre-tax margin, excluding realized gains and losses, by 320 basis points versus 2010. Our commercial business was particularly strong, producing 25% revenue growth over 2010.

“We also were successful in closing the sale of our flood insurance business in November. The total sale price was approximately $210 million, generating a $95 million after-tax gain, or $0.43 per diluted share, in the fourth quarter results. We also signed a definitive agreement to sell an 85% interest in our personal lines business in late December for approximately $119 million, which resulted in a $9 million net loss, or ($0.04) per diluted share. We expect to close this transaction in the first half of 2012. These two divestitures will produce total sales proceeds of approximately $329 million, including $254 million in cash and $75 million in an eighteen month note receivable, allowing us to redeploy the capital into other uses that we expect to generate higher future returns and greater value for our shareholders.”

“The fourth quarter was a strong finish to a great year in our title business, as our emphasis on profitability is reflected in these results,” said Chief Executive Officer George P. Scanlon. “Despite a 14% decline in total title operating revenue associated with a decline in closed orders and an 8% reduction in our agent count, we strengthened the pre-tax title margin, excluding realized gains and losses, to 11.7% versus 11.2% in the fourth quarter of 2010. Additionally, our commercial operations grew sequentially and produced nearly $104 million in revenue in the fourth quarter, the strongest commercial revenue quarter in the history of our company. In the agency business, we improved the net remittance to FNF by nearly 200 basis points versus the prior year quarter, as the reduction in unprofitable agency relationships and the move to an 80% / 20% split in New York had a meaningful impact on our agency margins. As we expected, total title claims paid in the fourth quarter declined by 14% versus the fourth quarter of 2010 and we expect that trend to continue into next year. Finally, daily open orders for the month of January averaged more than 10,200, nearly a 20% sequential increase over the fourth quarter 2011 per day average and the highest monthly level since November 2010. The increase was primarily driven by traditional refinance transactions, as we do not expect to see the incremental benefit of Harp 2.0 refinance transactions until the second quarter. Overall, we are confident that our title business is well-positioned to produce strong, industry-leading returns in 2012.”

Conference Call
FNF will host a call with investors and analysts to discuss fourth quarter 2011 results on Thursday, February 9, 2012, beginning at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 12:00 p.m. Eastern time on February 9, 2012, through February 16, 2012, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 231930.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. In addition, among other operations, FNF owns minority interests in Ceridian Corporation, a leading provider of global human capital management and payment solutions, Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles and American Blue Ribbon Holdings, LLC, an owner and operator of the Village Inn, Bakers Square and Max & Erma's restaurants. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts and fee per file)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Direct title premiums	$377.4	$420.9	$1,431.5	$1,404.5
Agency title premiums	495.6	654.4	1,829.6	2,236.7
Total title premiums	873.0	1,075.3	3,261.1	3,641.2
Escrow, title-related and other fees	370.9	377.3	1,429.1	1,401.4
Total title and escrow	1,243.9	1,452.6	4,690.2	5,042.6

Interest and investment income	35.7	32.8	142.7	135.0
Realized gains and losses	(6.7)	43.3	6.7	235.7
Total revenue	1,272.9	1,528.7	4,839.6	5,413.3

Personnel costs	408.2	428.7	1,578.0	1,578.6
Other operating expenses	277.4	297.5	1,083.0	1,145.5
Agent commissions	377.7	510.9	1,410.8	1,758.7
Depreciation and amortization	17.9	21.7	73.5	86.7
Title claim loss expense	59.7	73.7	222.3	248.9
Interest expense	15.1	13.7	57.2	46.2
Total expenses	1,156.0	1,346.2	4,424.8	4,864.6

Earnings from continuing operations before taxes and equity investments	116.9	182.5	414.8	548.7
Income tax expense	27.1	60.5	134.4	189.8
Earnings from continuing operations before equity investments	89.8	122.0	280.4	358.9
Earnings (loss) from equity investments	2.0	5.0	9.7	(1.2)
Earnings from continuing operations, net of tax	91.8	127	290.1	357.7
Earnings from discontinued operations, net of tax	83.3	5.5	89.0	17.9
Net earnings	175.1	132.5	379.1	375.6
Non-controlling interests	2.4	1.7	9.6	5.5
Net earnings attributable to common shareholders	$172.7	$130.8	$369.5	$370.1
Earnings per share:
Net earnings from continuing operations attributable to common shareholders - basic	$0.80	$0.58	$1.69	$1.64
Net earnings from continuing operations attributable to common shareholders - diluted	$0.78	$0.58	$1.66	$1.61

Weighted average shares - basic	217.1	224.0	219.0	226.2
Weighted average shares - diluted	220.9	227.0	222.7	229.3

Direct operations orders opened (000's)	542.0	611.3	2,140.1	2,385.3
Direct operations orders closed (000's)	411.4	471.9	1,514.2	1,574.3
Fee per file	$1,477	$1,369	$1,489	$1,387
Actual title claims paid	$153.0	$177.0	$520.4	$526.8

 FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Three Months Ended			Corporate
December 31, 2011	Consolidated	FNT	and Other
Gross operating revenue	$1,243.9	$1,233.9	$10.0

Interest and investment income	35.7	34.6	1.1
Realized gains and losses	(6.7)	(6.5)	(0.2)
Total revenue	1,272.9	1,262.0	10.9

Personnel costs	408.2	400.0	8.2
Other operating expenses	277.4	264.7	12.7
Agent commissions	377.7	377.7	—
Depreciation and amortization	17.9	17.1	0.8
Title claim loss expense	59.7	59.7	—
Interest expense	15.1	0.6	14.5
Total expenses	1,156.0	1,119.8	36.2

Pretax earnings (loss) from continuing operations	116.9	142.2	(25.3)

Pretax margin	9.2%	11.3%	—

Open orders	542.0	542.0	—
Closed orders	411.4	411.4	—

Three Months Ended			Corporate
December 31, 2010	Consolidated	FNT	and Other
Gross operating revenue	$1,452.6	$1,443.6	$9.0

Interest and investment income	32.8	32.8	—
Realized gains and losses	43.3	44.5	(1.2)
Total revenue	1,528.7	1,520.9	7.8

Personnel costs	428.7	420.7	8.0
Other operating expenses	297.5	284.3	13.2
Agent commissions	510.9	510.9	—
Depreciation and amortization	21.7	21.1	0.6
Title claim loss expense	73.7	73.7	—
Interest expense	13.7	0.1	13.6
Total expenses	1,346.2	1,310.8	35.4

Pretax earnings (loss) from continuing operations	182.5	210.1	(27.6)

Pretax margin	11.9%	13.8%	—

Open orders	611.3	611.3	—
Closed orders	471.9	471.9	—

FIDELITY NATIONAL FINANCIAL, INC.
FULL-YEAR SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Twelve Months Ended			Corporate
December 31, 2011	Consolidated	FNT	and Other
Gross operating revenue	$4,690.2	$4,644.6	$45.6

Interest and investment income	142.7	141.3	1.4
Realized gains and losses	6.7	7.0	(0.3)
Total revenue	4,839.6	4,792.9	46.7

Personnel costs	1,578.0	1,529.9	48.1
Other operating expenses	1,083.0	1,027.6	55.4
Agent commissions	1,410.8	1,410.8	—
Depreciation and amortization	73.5	70.6	2.9
Claim loss expense	222.3	222.3	—
Interest expense	57.2	1.4	55.8
Total expenses	4,424.8	4,262.6	162.2

Pretax earnings (loss) on continuing operations	414.8	530.3	(115.5)

Pretax margin	8.6%	11.1%	—

Open orders	2,140.1	2,140.1	—
Closed orders	1,514.2	1,514.2	—

Twelve Months Ended			Corporate
December 31, 2010	Consolidated	FNT	and Other
Gross operating revenue	$5,042.6	$4,985.8	$56.8

Interest and investment income	135.0	133.5	1.5
Realized gains and losses	235.7	110.9	124.8
Total revenue	5,413.3	5,230.2	183.1

Personnel costs	1,578.6	1,547.8	30.8
Other operating expenses	1,145.5	1,083.2	62.3
Agent commissions	1,758.7	1,758.7	—
Depreciation and amortization	86.7	84.9	1.8
Claim loss expense	248.9	248.9	—
Interest expense	46.2	0.3	45.9
Total expenses	4,864.6	4,723.8	140.8

Pretax earnings from continuing operations	548.7	506.4	42.3

Pretax margin	10.1%	9.7%	23.1%

Open orders	2,385.3	2,385.3	—
Closed orders	1,574.3	1,574.3	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	December 31, 2011	December 31, 2010
	(Unaudited)
Cash and investment portfolio	$4,717.4	$4,939.3
Goodwill	1,452.2	1,470.7
Title plant	386.7	390.8
Total assets	7,856.3	7,887.5
Notes payable	915.8	952.0
Reserve for claim losses	1,912.8	2,270.1
Secured trust deposits	419.9	388.4
Total equity	3,655.9	3,444.4
Book value per share	$16.57	$15.39

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